As filed with the Securities and Exchange Commission on August 16, 2005
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

POST PROPERTIES, INC.
POST APARTMENT HOMES, L.P.
(Exact name of registrant as specified in its charter)

Georgia	58-1550675
Georgia	58-2053632

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Address, including zip code, of registrant’s principal executive offices)
Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as
Amended and Restated Effective as of January 1, 2005
(Full title of plan)
David P. Stockert
President and Chief Executive Officer
Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Name and address of agent for service)
(404) 846-5000
(Telephone number, including area code, of agent for service)
Copies to:
John J. Kelley III
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Obligation	Offering Price	Fee
Deferred Compensation Obligations (1)	$10,000,000(2)	100% (2)	$10,000,000 (2)	$1,177
Common Stock, par value $.01 per share	175,000 shares (3)(4)	$37.16 (5)	$6,503,000	$765
Total	—	—	$16,503,000	$1,942

(1)	The Deferred Compensation Obligations are general unsecured obligations of Post Properties, Inc. and Post Apartment Homes, L.P. to pay deferred compensation from time-to-time in the future in accordance with the terms of the Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005 (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3)	Represents shares of common stock, par value $.01 per share (the “Common Stock”) of Post Properties, Inc. that may be delivered from time-to-time in the future in accordance with the terms of the Plan.

(4)	Pursuant to Rule 416(a) under the Securities Act of 1933, also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(5)	Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(h) based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on August 9, 2005.
INTRODUCTION
This Registration Statement on Form S-8 is filed by Post Properties, Inc., a Georgia corporation (“Post”) and Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”), relating to:
A.	Deferred Compensation Obligations (the “Deferred Compensation Obligations”), which consist of general unsecured obligations of Post and the Operating Partnership to pay deferred compensation from time-to-time in the future in accordance with the terms of the Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005 (the “Plan”); and

B.	one hundred seventy-five thousand (175,000) shares of common stock, par value $.01 per share (the “Common Stock”), of Post that may be delivered to directors of Post from time-to-time in accordance with the terms of the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Post and the Operating Partnership with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:
      (a) Annual Report on Form 10-K for the year ended December 31, 2004;
      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;
      (c) Current Reports on Form 8-K filed on January 26, 2005, May 24, 2005, May 31, 2005, June 15, 2005, August 12, 2005 and August 15, 2005;
      (d) The description of the Common Stock contained in Post’s Registration Statement on Form 8-A, filed on June 14, 1993 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by Post and the Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Item 4. Description of Securities.
     Post’s Common Stock to be issued under the Plan is registered under Section 12 of the Exchange Act.
     This Registration Statement also covers the Deferred Compensation Obligations to be offered to eligible employees and directors of Post and affiliated companies pursuant to the Plan. The following is a summary of the Plan as it relates to the Deferred Compensation Obligations. The Deferred Compensation Obligations consist of general unsecured obligations of Post and the Operating Partnership to pay deferred compensation from time-to-time in the future in accordance with the terms of the Plan from the general assets of Post and the Operating Partnership.
     For a more detailed description of the Plan, we refer you to a copy of the Plan, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     The amount of compensation deferred by each participating employee and director (each a “Participant”) in the Plan is determined in accordance with the Plan based upon elections by each Participant. Obligations in an amount equal to each Participant’s deferral account under the Plan (consisting of deferred base salary and/or bonus, in the case of eligible employees, and deferred meeting fees and/or retainers, in the case of directors, and any gains associated with any such deferred compensation) will be payable in accordance with the Participant’s deferral election and the terms of the Plan in a lump-sum distribution or in installments. Certain hardship distributions are also permitted under the Plan.
     Amounts deferred under the Plan by participating directors are adjusted to track the investment performance of Post Common Stock, whether positive or negative. Deferred Compensation Obligations will be payable to directors under the Plan in the form of Post Common Stock.
     Amounts deferred by participating employees are adjusted to track the investment performance of one or more investment alternatives. The obligations will be indexed to one or more benchmark return options (the “Benchmark Return Options”) individually chosen by each eligible employee (to the extent that Post has designated more than one investment alternative) from a list of investment alternatives. The investment alternatives may be changed or others added as determined by Post. Each eligible employee’s Deferred Compensation Obligations will be adjusted to reflect the investment experience, whether positive or negative, of the selected Benchmark Return Options, including any appreciation or depreciation. Deferred Compensation Obligations will be payable to eligible employees in United States dollars.
     A Participant’s right or the right of a Participant’s beneficiary, if any, to the Deferred Compensation Obligations cannot be alienated, assigned, commuted or otherwise encumbered.
     The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant, at the option of Post or through operation of a mandatory or optional sinking fund or analogous provision. The Chairman of the Board or the Chief Executive Officer of Post may amend the Plan, except that no such amendment shall adversely affect any Participant’s interest in the Plan. In addition, the Chairman of the Board or the Chief Executive Officer of Post may terminate the Plan at any time. The Deferred Compensation Obligations are not convertible into any other security of Post except that amounts deferred by directors will be distributed in the form of Post Common Stock. The obligations of Post and the Operating Partnership under the Plan will be unsecured general obligations of Post and the Operating Partnership to pay the deferred compensation in the future. The right of any participating directors or employees to receive future cash payments or delivery of shares of Post Common Stock under the provisions of the Plan shall be a contractual obligation of Post and the Operating Partnership, but shall be subject to the claims of the creditors of Post or the Operating Partnership in the event of Post’s or the Operating Partnership’s insolvency or bankruptcy. The Deferred Compensation Obligations will rank pari passu with other unsecured and unsubordinated indebtedness of Post from time-to-time outstanding. However, the right of Post, and therefore the right of creditors of Post (including participants in the Plan), to participate in the distribution of the assets of any subsidiary or affiliate of Post (including the Operating Partnership) upon its liquidation or reorganization or otherwise is necessarily subject to the claims of creditors of the subsidiary or affiliate, except to the extent that claims of Post itself as a creditor of the subsidiary or affiliate may be recognized. To the extent compensation deferred by an eligible employee is payable to such employee by the Operating Partnership or another affiliate of Post, Post will direct the Operating Partnership or such other affiliate to defer payment of such compensation in accordance with the Plan and the Obligations arising from such deferred compensation shall also be unsecured general obligations of the Operating Partnership or other affiliate of Post, as applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the securities being offered by this prospectus will be passed upon for us by King & Spalding LLP. Herschel M. Bloom, a partner of King & Spalding LLP, is a director of Post.
Item 6. Indemnification of Directors and Officers.
     The following summary is qualified in its entirety by reference to the complete text of the statute, Post’s Articles of Incorporation, as amended, Post’s Amended and Restated Bylaws and the Second Amended and Restated Agreement of Limited Partnership, as amended, (the “Partnership Agreement”) of the Operating Partnership.
     The Indemnification section of Part 5 of Article 8 of the Georgia Business Corporation Code states:
14-2-850. PART DEFINITIONS.
As used in this part, the term:
     (1) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
     (2) “Director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.
     (3) “Disinterested director” means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:
               (A) A party to the proceeding; or
               (B) An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.
     (4) “Expenses” includes counsel fees.
     (5) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.
     (6) “Official capacity” means:
               (A) When used with respect to a director, the office of director in a corporation; and
               (B) When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer.
     Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

     (7) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
     (8) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
14-2-851. AUTHORITY TO INDEMNIFY.
     (a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:
          (1) Such individual conducted himself or herself in good faith; and
          (2) Such individual reasonably believed:
               (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;
               (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and
               (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.
     (b) A director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a) (2) (B) of this Code section.
     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.
     (d) A corporation may not indemnify a director under this Code section:
          (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or
          (2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.
14-2-852. MANDATORY INDEMNIFICATION.
     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.
     14-2-853. ADVANCE FOR EXPENSES.
     (a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:
          (1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

          (2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.
     (b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.
     (c) Authorizations under this Code section shall be made:
          (1) By the board of directors:
               (A) When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or
               (B) When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or
     (2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.
14-2-854. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.
     (a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:
          (1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or
          (2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
     (b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.
14-2-855. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.
     (a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.
     (b) The determination shall be made:
          (1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
          (2) By special legal counsel:

               (A) Selected in the manner prescribed in paragraph (1) of this subsection; or
               (B) If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or
          (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
     (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(2)(B) of this Code section to select special legal counsel.
14-2-856. SHAREHOLDER APPROVED INDEMNIFICATION.
     (a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.
     (b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:
          (1) For any appropriation, in violation of the director’s duties, of any business opportunity of the corporation;
          (2) For acts or omissions which involve intentional misconduct or a knowing violation of law;
          (3) For the types of liability set forth in Code Section 14-2-832; or
          (4) For any transaction from which he or she received an improper personal benefit.
     (c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:
          (1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and
          (2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.
14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.
     (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:
          (1) To the same extent as a director; and
          (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

               (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;
               (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;
               (C) The types of liability set forth in Code Section 14-2-832; or
               (D) Receipt of an improper personal benefit.
     (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.
     (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.
     (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.
14-2-858. INSURANCE.
     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.
14-2-859. APPLICATION OF PART.
     (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.
     (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.
     (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.
     (d) This part does not limit a corporation’s power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation’s power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.
Articles of Incorporation of Post, as amended
     As permitted by the Georgia Business Corporation Code, Post’s Charter provides that a director shall not be personally liable to Post or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of Post, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director derived an improper personal benefit. Post’s Charter further provides that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Post shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.
Bylaws of Post
     Under Article VI of Post’s Bylaws and certain agreements entered into by Post, Post is required to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interest of the Corporation, and in all other cases, acted in a manner he reasonably believed was not opposed to the best interest of the Corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. Post is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:
          (a) Such person furnishes Post a written affirmation of his good faith belief that he has met the standard of conduct set forth above or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by Section 14-2-202(b)(4) of the Georgia Business Corporation Code; and
          (b) Such person furnishes Post a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.
The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.
     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of Post’s Bylaws are not exclusive of any other right which any person may have under any statute, provision of Post’s Articles of Incorporation, provision of Post’s Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
Partnership Agreement of Post Apartment Homes, L.P.
     The Partnership Agreement of the Operating Partnership also provides for indemnification of Post, the Operating Partnership’s general partner Post GP Holdings, Inc., which is a wholly owned subsidiary of Post (the “General Partner”), and the officers and directors of Post, the General Partner and the Operating Partnership to the same extent that indemnification is provided to officers and directors of Post in Post’s Charter. The Partnership Agreement generally limits the liability of Post, the General Partner and the officers and directors of Post, the General Partner and the Operating Partnership to the Operating Partnership and its partners to the same extent liability of officers and directors of Post to Post and its shareholders is limited under Post’s Charter.
     Post’s directors and officers are insured against damages from actions and claims incurred in the course of their duties, and Post is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.
Indemnification Agreements between Post and Directors and Certain Officers

     Post has entered into indemnification agreements with its directors and certain officers providing contractual indemnification by Post to the maximum extent authorized by law.
Item 7. Exemptions from Registration Claimed.
     Inapplicable.
Item 8. Exhibits

Exhibit	Description
4.1	Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005 (filed as an exhibit of the Current Report on Form 8-K of the Registrants filed on August 15, 2005 and incorporated herein by reference)

5.1	Opinion of King & Spalding LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
Item 9. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 16th day of August, 2005.

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and executive officers of Post Properties, Inc., do hereby constitute and appoint David P. Stockert and Sherry W. Cohen and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 16th day of August, 2005.

Signature	Title

/s/ Robert C. Goddard, III	Chairman of the Board and Director
Robert C. Goddard, III

/s/ David P. Stockert	President, Chief Executive
David P. Stockert	Officer and a Director (Principal Executive Officer)

/s/ Christopher J. Papa	Executive Vice President and Chief
Christopher J. Papa	Financial Officer (Principal Financial Officer)

/s/ Arthur J. Quirk	Senior Vice President and
Arthur J. Quirk	Chief Accounting Officer (Principal Accounting Officer)

/s/ Herschel M. Bloom
Herschel M. Bloom	Director

/s/ Douglas Crocker II
Douglas Crocker II	Director

/s/ Walter M. Deriso
Walter M. Deriso	Director

/s/ Russell R. French
Russell R. French	Director

/s/ Nicholas B. Paumgarten
Nicholas B. Paumgarten	Director

/s/ Charles E. Rice
Charles E. Rice	Director

/s/ Ronald de Waal
Ronald de Waal	Director

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 16th day of August, 2005.

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.,
as General Partner

	By:	/s/ David P. Stockert

David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Post Properties, Inc. Deferred Compensation Plan for Directors and Eligible Employees as Amended and Restated Effective as of January 1, 2005 (filed as an exhibit of the Current Report on Form 8-K of the Registrants filed on August 15, 2005 and incorporated herein by reference)

5.1	Opinion of King & Spalding LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)